EXHIBIT 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-62724, 333-67424 and 333-105497) and Form S-8 (Nos. 333-88543, 333-95713, 333-35738, 333-44768, 333-61218, 333-63900, 333-67730, 333-86324, 333-102771, 333-105498, 333-113856 and 333-123377) of Silicon Image, Inc. of our report dated March 14, 2005 relating to the consolidated financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 15, 2006